UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 26, 2022

PB Bankshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-40612	86-3947794
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

185 E. Lincoln Highway, Coatesville, Pennsylvania		19320
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (610) 384-8282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	PBBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers

Deferred Compensation Agreement.  On January 26, 2022, Presence Bank (the “Bank”), a wholly owned subsidiary of PB Bankshares, Inc., adopted the Presence Bank Executive Deferred Compensation Plan (the “Plan”).  The purpose of the Plan is to provide tax planning opportunities for certain key members of management team by means of a non-qualified deferred compensation plan. Janak M. Amin, President and Chief Executive Officer, Douglas L. Byers, Executive Vice President and Chief Banking Officer, Larry Witt, Executive Vice President and Chief Information and Operating Officer and Lindsay S. Bixler, Executive Vice President and Chief Financial Officer are all eligible to participate in the Plan.

Under the Plan, participants may annually elect to defer the payment of a portion of their base salary and bonuses by filing a deferral election form with the plan administrator, setting forth the amount of the deferral and its duration. The Bank may, in its discretion, also make contributions to a participant’s deferral account.  Participants are 100% vested at all times in their elective deferrals and any contributions made by the Bank.  As of the last day of the Plan year, the Bank will credit interest to participant’s deferral accounts at an annual rate equal to 5% (or any other rate subsequently established by the Board of Directors).

Benefits under the Plan will generally be paid to participants upon their separation from service.  Distributions will also be made to participants in the event of death, “disability” or a “change in control” if one of those events occurs prior to the participant attaining age 65 (as each of those terms are defined in the Plan). Benefits will be distributed either in a lump sum or in monthly installments over a period of 10 years, as elected by the participant and set forth in the Plan.  Payment of benefits will be made or commence within 30 days of the event triggering the distribution.  In limited circumstances, participants may also take distributions from the Plan if they incur an unforeseeable emergency.

In the event a participant is considered a “specified employee” (as defined in the Plan) at the time of separation from service, any payment due under the Plan (other than due to disability or death) will be paid on the first day of the seventh month after the participant’s separation from service.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits.
	10.1	Presence Bank Executive Deferred Compensation Plan

	104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PB BANKSHARES, INC.

DATE: January 28, 2022	By:	/s/ Janak M. Amin
Janak M. Amin
President and Chief Executive Officer